Exhibit 21.1

SUBSIDIARIES OF WILLIS GROUP HOLDINGS PLC

Company Name	Country of Registration

Acappella Agency Limited	England & Wales
Acappella Capital Limited	England & Wales
Acappella Group Holdings Limited	England & Wales
Acappella Syndicate Management Limited	England & Wales
Acappella Transactional Real Estate Limited	England & Wales
AF Willis Bahrain E.C.	Bahrain
AF Willis Bahrain W.L.L.	Bahrain
Anclamar S.A.	Spain
Asesorauto 911, C.A.	Venezuela
Asifina S.A.	Argentina
Asmarin Verwaltungs AG	Switzerland
Attain Consulting Limited	Ireland
Barnfield Swift & Keating LLP	England & Wales
Bolgey Holding S.A.	Spain
Brokerskie Centrum Ubezpieczeniowe AMA SP. Z O.O.	Poland
C.A. Prima Corretaje de Seguros	Venezuela
Charles Monat Agency Limited	Hong Kong
Charles Monat Associates Limited	Hong Kong
Charles Monat Associates Pte. Ltd	Singapore
Charles Monat Limited	Hong Kong
Claim Management Administrator, S.L.	Spain
CORRE Partnership LLP	England & Wales
Coyle Hamilton Holdings (UK) Limited	England & Wales
Coyle Hamilton Insurance Brokers Limited	England & Wales
Faber Global Limited	England & Wales
Freberg Environmental, Inc.	U.S.A.
Friars Street Insurance Limited	Guernsey
Friars Street Trustees Limited	England & Wales
Glencairn Group Limited	England & Wales
Glencairn Insurance Brokers LLC (Russia) (pending liquidation)	Russia
Glencairn LLC (Russia) (pending liquidation)	Russia
Glencairn UK Holdings Limited	England & Wales
Gras Savoye Willis Net Trust Insurance Brokers SA	Greece
Group Risk Management Services Proprietary Limited	South Africa
Hamilton & Hamilton 1972 Limited	Ireland
Hilb Rogal & Hobbs UK Holdings Limited	England & Wales
IFG Pensco Limited	Ireland
IFG Private Clients Limited	Ireland
InterRisk Risiko-Management-Beratung GmbH	Germany
Johnson Puddifoot & Last Limited	England & Wales
JWA Marine GmbH	Germany
Lime Street Insurance PCC Limited	Malta
Max Matthiessen AB	Sweden
Max Matthiessen Värdepapper AB	Sweden
Meridian Insurance Company Limited	Bermuda

Miller 2015 Limited	England & Wales
MM Holding AB	Sweden
Motheo Reinsurance Consultants (Pty) Limited	South Africa
Navigera AB	Sweden
Opus Holdings Limited	England & Wales
PBW LLC	U.S.A.
PF Pensions- och försäkringskonsult AB	Sweden
Plan Administrativo Rontarca Salud, C.A.	Venezuela
Planlife Trustee Services Limited	Ireland
PPH Limited	Bermuda
Premium Funding Associates, Inc.	U.S.A.
Prime Professions Limited	England & Wales
PT Willis Indonesia	Indonesia
Queenswood Properties Inc	U.S.A.
Resilience Re	Bermuda
Retirement Strategies Limited	Ireland
Richard Hosken Holdings Limited	England & Wales
Richard Oliver Underwriting Managers Pty Limited	Australia
Risco S.A.	Argentina
Rontarca-Prima Consultores C.A.	Venezuela
Rontarca Willis, C.A.	Venezuela
Scheuer Verzekeringen B.V.	Netherlands
Sertec Servicos Tecnicos de Inspecao, Levantamentos e Avaliacoes Ltda	Brazil
Smith, Bell & Thompson, Inc.	U.S.A.
Special Contingency Risks Inc.	U.S.A.
Special Contingency Risks Limited	England & Wales
TA I Limited	England & Wales
The CORRE Partnership Holdings Limited	England & Wales
The Willis Foundation	U.S.A.
Trade Credit Brokers Limited	Ireland
Trinity Acquisition Limited	England & Wales
Trinity Processing Services (Australia) Pty Limited	Australia
Trinity Processing Services Limited	England & Wales
Trinity Square Insurance Limited	Gibraltar
Trustee Principles Limited	Ireland
Venture Reinsurance Company Limited	Barbados
Westport Financial Services, LLC	U.S.A.
Westport HRH, LLC	U.S.A.
WFB Corretora de Seguros Ltda	Brazil
WFD Consultores S.A.	Argentina
WFD Servicios S.A. de C.V.	Mexico
Willconsulting Srl	Italy
Willis (Bermuda) 2 Limited	Bermuda
Willis (Bermuda) Limited	Bermuda
Willis (Malaysia) Sdn Bhd	Malaysia
Willis (Singapore) Pte Limited	Singapore
Willis (Taiwan) Limited	Taiwan
Willis A/S	Denmark
Willis AB	Sweden
Willis Administradora de Beneficios Ltda	Brazil

Willis Administration (Isle of Man) Limited	Isle of Man
Willis Administrative Services Corporation	U.S.A.
Willis Affinity Corretores de Seguros Limitada	Brazil
Willis Affinity SL	Spain
Willis AG	Switzerland
Willis Agente de Seguros y Fianzas, S.A. de C.V.	Mexico
Willis Americas Administration, Inc.	U.S.A.
Willis Argentina S.A.	Argentina
Willis AS	Norway
Willis Assekuranz GmbH	Germany
Willis Australia Group Services Pty Limited	Australia
Willis Australia Holdings Limited	Australia
Willis Australia Limited	Australia
Willis B.V.	Netherlands
Willis Canada Inc.	Canada
Willis Capital Markets & Advisory (Hong Kong) Limited	Hong Kong
Willis Capital Markets & Advisory Limited	England & Wales
Willis Chile Limitada	Chile
Willis CIS Insurance Broker LLC	Russia
Willis Colombia Corredores de Seguros S.A.	Colombia
Willis Consultancy Services I/S	Denmark
Willis Consulting K.K.	Japan
Willis Consulting S.A.S.	Colombia
Willis Consulting S.L.	Spain
Willis Consulting Services Private Limited	India
Willis Corporate Director Services Limited	England & Wales
Willis Corredores de Reaseguro Limitada	Chile
Willis Corredores de Reaseguros S.A.	Colombia
Willis Corredores de Reaseguros SA	Argentina
Willis Corredores de Reaseguros SA	Peru
Willis Corredores de Seguros SA	Peru
Willis Corretaje de Reaseguros S.A.	Venezuela
Willis Corretora de Resseguros Limitada	Brazil
Willis Corretores de Seguros Limitada	Brazil
Willis Corretores de Seguros SA	Portugal
Willis Corroon (FR) Limited	England & Wales
Willis Corroon Financial Planning Limited	England & Wales
Willis Corroon Licensing Limited	England & Wales
Willis Corroon Management (Luxembourg) S.A.	Luxembourg
Willis Corroon Nominees Limited	England & Wales
Willis Employee Benefits Limited	England & Wales
Willis Employee Benefits Pty Limited	Australia
Willis ESOP Management Limited	Jersey
Willis Europe B.V.	Netherlands
Willis Faber & Dumas Limited	England & Wales
Willis Faber AG	Switzerland
Willis Faber Limited	England & Wales
Willis Faber Underwriting Agencies Limited	England & Wales
Willis Faber Underwriting Services Limited	England & Wales
Willis Finansradgivning I/S	Denmark

Willis Finanzkonzepte GmbH	Germany
Willis Føroyar I/S	Faroe Islands
Willis Forsikringspartner AS	Norway
Willis Forsikringsservice I/S	Denmark
Willis France Holdings SAS	France
Willis Galicia Correduria de Seguros S.A.	Spain
Willis General Agency Srl	Italy
Willis Giaconia Life, LLC	U.S.A.
Willis Global Markets B.V.	Netherlands
Willis GmbH	Austria
Willis GmbH & Co., K.G.	Germany
Willis Group Limited	England & Wales
Willis Group Medical Trust Limited	England & Wales
Willis Group Services Limited	England & Wales
Willis Holding AB	Sweden
Willis Holding Company of Canada Inc	Canada
Willis Holding GmbH	Germany
Willis Hong Kong Limited	Hong Kong
Willis HRH Inc.	U.S.A.
Willis I/S	Denmark
Willis Iberia Correduria de Seguros y Reaseguros SA	Spain
Willis Insurance Agency I/S	Denmark
Willis Insurance Brokers Co. Ltd.	China, PRC
Willis Insurance Brokers LLC	Ukraine
Willis Insurance Services of California, Inc.	U.S.A.
Willis Insurance Services of Georgia, Inc.	U.S.A.
Willis Insurance Services S.A.	Chile
Willis International Limited	England & Wales
Willis Investment Holding (Bermuda) Limited	Bermuda
Willis Investment UK Holdings Limited	England & Wales
Willis Italia S.p.A	Italy
Willis Japan Holdings K.K.	Japan
Willis Japan Limited	England & Wales
Willis Japan Services K.K.	Japan
Willis Kft	Hungary
Willis Korea Limited	Korea
Willis Limited	England & Wales
Willis Management (Barbados) Limited	Barbados
Willis Management (Bermuda) Limited	Bermuda
Willis Management (Cayman) Limited	Cayman Islands
Willis Management (Dublin) Limited	Eire
Willis Management (Gibraltar) Limited	Gibraltar
Willis Management (Guernsey) Limited	Guernsey
Willis Management (HK) Pty Limited	Hong Kong
Willis Management (Isle of Man) Limited	Isle of Man
Willis Management (Labuan) Limited	Malaysia
Willis Management (Malta) Limited	Malta
Willis Management (Singapore) Pte Ltd	Singapore
Willis Management (Stockholm) AB	Sweden
Willis Management (Vermont) Limited	U.S.A

Willis Mexico Intermediario de Reaseguro S.A. de C.V.	Mexico
Willis Nederland B.V.	Netherlands
Willis Netherlands Holdings BV	Netherlands
Willis New Zealand Limited	New Zealand
Willis North America Inc.	U.S.A.
Willis North American Holding Company	U.S.A.
Willis of Alabama, Inc.	U.S.A.
Willis of Arizona, Inc.	U.S.A.
Willis of Colorado, Inc.	U.S.A.
Willis of Connecticut, LLC	U.S.A.
Willis of Florida, Inc.	U.S.A.
Willis of Greater Kansas, Inc.	U.S.A.
Willis of Illinois, Inc.	U.S.A.
Willis of Louisiana, Inc.	U.S.A.
Willis of Maryland, Inc.	U.S.A.
Willis of Massachusetts, Inc.	U.S.A.
Willis of Michigan, Inc.	U.S.A.
Willis of Minnesota, Inc.	U.S.A.
Willis of Mississippi, Inc.	U.S.A.
Willis of New Hampshire, Inc.	U.S.A.
Willis of New Jersey, Inc.	U.S.A.
Willis of New York, Inc.	U.S.A.
Willis of North Carolina, Inc.	U.S.A.
Willis of Ohio, Inc.	U.S.A.
Willis of Oklahoma, Inc.	U.S.A.
Willis of Oregon, Inc.	U.S.A.
Willis of Pennsylvania, Inc.	U.S.A.
Willis of Seattle, Inc.	U.S.A.
Willis of Tennessee, Inc.	U.S.A.
Willis of Texas, Inc.	U.S.A.
Willis of Virginia, Inc.	U.S.A.
Willis of Wisconsin, Inc.	U.S.A.
Willis of Wyoming, Inc.	U.S.A.
Willis Overseas Investments Limited	England & Wales
Willis OY AB	Finland
Willis Pension Trustees Limited	England & Wales
Willis Personal Lines, LLC	U.S.A.
Willis Polska S.A.	Poland
Willis Processing Services (India) Pvt. Ltd	India
Willis Processing Services, Inc.	U.S.A.
Willis Programs of Connecticut Inc.	U.S.A.
Willis Re S.A.	France
Willis Re (Pty) Limited	South Africa
Willis Re Bermuda Limited	Bermuda
Willis Re Beteiligungsgesellschaft mbH	Germany
Willis Re Canada Inc.	Canada
Willis Re GmbH & Co., K.G.	Germany
Willis Re Inc.	U.S.A.
Willis Re Japan K.K.	Japan
Willis Re Labuan Limited	Malaysia

Willis Re Nordic Reinsurance Broking (Denmark) A/S	Denmark
Willis Re Nordic Reinsurance Broking (Norway) AS	Norway
Willis Re Southern Europe S.p.A	Italy
Willis Reinsurance Australia Limited	Australia
Willis Risk Management (Ireland) Limited	Ireland
Willis Risk Management (Malaysia) Sdn. Bhd.	Malaysia
Willis Risk Services (Ireland) Ltd	Ireland
Willis Risk Services Holdings (Ireland) Limited	Ireland
Willis S & C c Correduria de Seguros y Reaseguros SA (Barcelona)	Spain
Willis Schadensmanagement GmbH	Germany
Willis Securities, Inc.	U.S.A.
Willis Services (Malta) Limited	Malta
Willis Services LLC	U.S.A.
Willis Services sp. z o.o.	Poland
Willis South Africa (Pty) Limited	South Africa
Willis sro	Czech Republic
Willis Structured Financial Solutions Limited	England & Wales
Willis Trustsure limited	Ireland
Willis Tryggingartaenasta Foroyar I/S	Faroe Islands
Willis UK Investments	England & Wales
Willis UK Limited	England & Wales
Willis US Holding Company, Inc.	U.S.A.
WMN GmbH	Germany
York Vale Corretora e Administradora de Seguros Limitada	Brazil

The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.